C G Singer Consulting Actuary Watson House London Road Reigate Surrey RH2 9PQ UK T +44 1737 241144 D +44 1737 274192 M +44 7711927212 F +44 1737 241496 E colin.singer@willistowerswatson.com W willistowerswatson.com Towers Watson Limited is registered in England and Wales Registration number: 5379716, Registered address: Watson House, London Road, Reigate, Surrey RH2 9PQ, UK. Authorised and regulated by the Financial Conduct Authority. https://wtwonlineuk.sharepoint.com/sites/tctclient_616641_hsbter22/Documents/Actuary Consent Letter_Exhibit 15_5 Form 20-F - 23 February 2022.docx Page 1 of 1 23 February 2022 The Board of Directors HSBC Holdings plc CONSENT OF C G SINGER I, C G Singer, consent to be named as valuation actuary of the HSBC Bank (UK) Pension Scheme in the Annual Report on Form 20-F for the year ended December 31, 2021 of HSBC Holdings plc and to the incorporation by reference of references to us in the registration statements (nos. 333-92024, 333-103887, 333-104203, 333-109288, 333-113427, 333-127327, 333-126531, 333-135007, 333-143639, 333-145859, 333-155338, 333-158065, 333-162565, 333-170525, 333-176732, 333-180288, 333-183806, 333-197839, 333-202420, 333-220458, 333-223191 and 333-253632). C G Singer, Fellow of the Institute and Faculty of Actuaries /s/ C G Singer